Exhibit 99.1

Avadel Pharmaceuticals Appoints Naseem Amin, M.D. to its Board of Directors

DUBLIN, Ireland, May 21, 2024 - Avadel Pharmaceuticals plc (Nasdaq: AVDL), a biopharmaceutical company focused on transforming medicines to transform lives, announced today the appointment of Naseem Amin, M.D. to its board of directors, effective May 17, 2024. Dr. Amin, a highly successful executive who brings global industry and leadership experience to Avadel, currently serves as Chief Executive Officer of Orphalan SA.

“On behalf of the entire Avadel team, we are excited to welcome Dr. Amin to our board of directors,” said Geoffrey M. Glass, Avadel Chairman of the Board. “Dr. Amin’s extensive experience in identifying, developing, and commercializing new medicines for dynamic growth-oriented companies will be a great addition to the Avadel board as we continue to execute on the commercial launch of LUMRYZ and potentially expand its use into pediatrics and idiopathic hypersomnia.”

Dr. Amin brings to Avadel thirty years of international industry executive leadership and expertise in business development, venture capital, and research and development. He is currently Chief Executive Officer of Orphalan SA, a role he has held since June 2017. Dr. Amin previously served as Executive Chairman at Arix Bioscience plc, a global venture capital company focused on investing in life sciences, until April 2021, and was Venture Partner at Advent Life Sciences until 2020. Earlier, he was the Chief Scientific Officer at Smith and Nephew until 2014, overseeing corporate R&D, divisional manufacturing, and product development functions. Previous to that, Dr. Amin was Senior Vice President, Business Development, at Biogen Idec from 2005 to 2009, was with Genzyme Corporation from 1999 to 2005, and began his career at Baxter Healthcare Corporation. Dr. Amin received his medical degree from the Royal Free School of Medicine, London, and his MBA from the Kellogg Graduate School of Management, Northwestern University.

“I am thrilled to join the Avadel board at this exciting time in the company’s history, as they continue to execute on the commercial launch of LUMRYZ for the treatment of narcolepsy, as well as potentially expand LUMRYZ’s use into pediatrics and idiopathic hypersomnia. LUMRYZ represents an extraordinary breakthrough for patients, and I am eager to leverage my 30 years of experience in growing and developing companies to support Avadel’s continued success and its impact on people with sleep disorders,” said Dr. Naseem Amin.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Our approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ™, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for the treatment of cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy. For more information, please visit www.avadel.com.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects or other events. Such forward-looking statements include, but are not limited to, expectations regarding the anticipated contribution of the members of our board of directors to our operations and progress. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project,” “next steps” and similar expressions and the negatives thereof (if applicable).

The Company’s forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission (SEC) on February 29, 2024, and subsequent SEC filings.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

Investor Contact:

Courtney Mogerley

Stern Investor Relations, Inc.

Courtney.Mogerley@sternir.com

(212) 698-8687

Media Contact:

Lesley Stanley

Real Chemistry

lestanley@realchemistry.com

(609) 273-3162